Exhibit 99.2

Hampden Bancorp Announces Certified Voting Results of 2013 Annual Meeting and Retention of Investment Bank

SPRINGFIELD, Mass.--(BUSINESS WIRE)--November 7, 2013--Hampden Bancorp, Inc. (NASDAQ: HBNK), the bank holding company for Hampden Bank, announced today the results of the voting at the Company’s 2013 Annual Meeting of Stockholders, which was held on November 5, 2013.

Based on the tabulation of the votes by the independent inspector of election, IVS Associates, Inc., stockholders of Hampden Bancorp, Inc. elected the Board of Director’s four nominees, Thomas R. Burton, Arlene Putnam, Linda Silva Thompson and Richard D. Suski, as Class III directors for three year terms expiring in 2016. Two other nominees, who were nominated by one of the Company’s stockholders, received votes but were not elected.

"We sincerely appreciate the support of our stockholders during the recent contested election," said Glenn Welch, President and CEO. “We look forward to returning our full attention to growing our business and increasing stockholder value."

Stockholders also ratified Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. With respect to votes on executive compensation, stockholders approved an advisory proposal on executive compensation, which is referred to as the “say-on-pay” vote, and also approved, on an advisory basis, that the Company hold a “say-on-pay” vote every year. Finally, stockholders did not approve a non-binding shareholder proposal requesting that the Company’s board of directors explore avenues to enhance shareholder value through an extra-ordinary including, but not limited to, selling or merging the Company with another institution.

These results are based on the receipt of the official certification by the independent inspector of elections which was received earlier today.

In order to underscore that the Company’s Board of Directors took the vote on last year’s shareholder proposal seriously and acted on it and has listened to its shareholders, the Company has retained the investment bank Sterne, Agee & Leach, Inc. to help it identify and evaluate various strategic and/or operating scenarios intended to maximize shareholder value. No decision has been made as to whether the Company will engage in a transaction or transactions resulting from its consideration of strategic alternatives or the scope of such a transaction, and no assurance can be given that any transaction or transactions will occur or, if undertaken, the form, terms or timing of such a transaction.

About Hampden Bank

Established in 1852, Hampden Bank is a full service community bank serving the families and businesses in and around Hampden County. The Bank has ten office locations in Springfield, Agawam, Longmeadow, West Springfield, Wilbraham, and Indian Orchard. Hampden Bank offers customers the latest in internet banking, including on-line banking and bill payment services.

Special Note Regarding Forward-looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Because these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may.” Certain factors that could have a material adverse effect on the operations of the Bank include, but are not limited to, increased competitive pressure among financial service companies, national and regional economic conditions, changes in interest rates, changes in consumer spending, borrowing and savings habits, legislative and regulatory changes, adverse changes in the securities markets, inability of key third-party providers to perform their obligations to Hampden Bank and changes in relevant accounting principles and guidelines. Additionally, other risks and uncertainties are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) which is available through the SEC’s website at www.sec.gov. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

CONTACT:
Hampden Bancorp, Inc.
Robert A. Massey, 413-452-5150
CFO, Treasurer, and Senior Vice President
rmassey@hampdenbank.com